EXHIBIT 4.2
                                                                [CONFORMED COPY]

                                 AMENDMENT NO. 1

         AMENDMENT NO. 1 dated as of September 10, 1997 among: IMATION CORP., a Delaware corporation (the "Borrower"); each of the lenders party to the Credit Agreement referred to below (the "Lenders"); and CITICORP USA, INC., as administrative agent (in such capacity, the "Administrative Agent").

         The Borrower, the Lenders, certain Issuing Banks and Swing Line Lenders and the Administrative Agent are parties to the Credit Agreement dated as of July 1, 1996 (as from time to time amended, the "Credit Agreement"). The Borrower has requested the Lenders to amend the Credit Agreement in certain respects, and the Lenders are willing to so amend the Credit Agreement, all on the terms and conditions set forth herein. Accordingly, the parties hereto hereby agree as follows:

         Section 1. Definitions. Except as otherwise defined in this Amendment No. 1, terms defined in the Credit Agreement are used herein as defined therein.

         Section 2. Amendments. Subject to the Administrative Agent's receipt of this Amendment No. 1, duly executed by the Borrower, the Required Lenders and the Administrative Agent, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

         A. Definitions. Section 1.01 of the Credit Agreement is amended by inserting the following definitions (or, in the case of any definition for a term that is defined in the Credit Agreement before giving effect to this Amendment No. 1, by amending and restating such definition to read as set forth below):

                  "Capitalized Information Technology Costs" means costs incurred by the Borrower and its Subsidiaries in connection with their design, testing and implementation of information technology systems, which costs are capitalized by the Borrower on its Consolidated balance sheet in accordance with GAAP.

                  "Consolidated Net Income" means, for any period, the net income of the Borrower and its Subsidiaries (determined on a Consolidated basis without duplication) for such period.

                  "Consolidated Tangible Net Worth" means, as at any date of determination, the sum for the Borrower and its Subsidiaries (determined on a Consolidated basis without duplication) of the following (as reported on the

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         Consolidated balance sheet of the Borrower as at the last day of the fiscal quarter of the Borrower ending on or most recently ended prior to the date of determination):

                           (a) the amount of capital stock; plus

                           (b) the amount of surplus and retained earnings (or,
                  in the case of a surplus or retained earnings deficit, minus the amount of such deficit); minus

                           (c) the sum of the following: cost of treasury shares
                  and the book value of all assets that should be classified as intangibles (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings) but in any event including goodwill, minority interests, research and development costs, trademarks, trade names, copyrights, patents and franchises, unamortized debt discount and expense, all reserves and any write-up in the book value of assets resulting from a revaluation thereof subsequent to December 31, 1995, but excluding Capitalized Information Technology Costs made subsequent to June 30, 1996; plus

                           (d) the amount of non-recurring charges to
                  Consolidated Net Income (not exceeding $100,000,000 in the aggregate) resulting from discontinuance of operations, and divestitures and acquisitions (whether effected through one transaction or series of related transactions and whether through purchase or sale of assets, merger or otherwise) of businesses, divisions or Subsidiaries of the Borrower, made subsequent to September 30, 1996.

         B. Net Worth. Section 5.04 of the Credit Agreement shall be amended by amending paragraph (c) thereof to read in its entirety as follows:

                  "(c) Consolidated Tangible Net Worth. Maintain Consolidated Tangible Net Worth on each day during each calendar year (commencing with the calendar year beginning January 1, 1997) of not less than the sum of (i) $875,000,000 plus (ii) an amount equal to 50% of Consolidated Net Income for each fiscal quarter of the Borrower beginning after December 31, 1997 for which Consolidated Net Income is positive."

         C. General. References in the Credit Agreement to "this Agreement" (including indirect references such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Credit Agreement as amended hereby.


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         Section 3. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that:

                  (a) the representations and warranties contained in each Loan Document are correct on and as of the date hereof, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

                  (b) no event has occurred and is continuing that constitutes a Default or an Event of Default.

         Section 4. Miscellaneous. Except as herein provided, the Credit Agreement and each of the other Loan Documents shall remain unchanged and in full force and effect. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart. This Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New York.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment No. 1 to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                  THE BORROWER

                                  IMATION CORP.

                                  By /s/  Deborah D. Weiss
                                     Name:  Deborah D. Weiss
                                     Title: Treasurer

                                  THE ADMINISTRATIVE AGENT

                                  CITICORP USA, INC.

                                  By /s/   Eileen G. Ogimachi
                                     Name:  Eileen G. Ogimachi
                                     Title: Attorney-in-Fact

                                  THE LENDERS

                                  CITICORP USA, INC.

                                  By /s/   Eileen G. Ogimachi
                                     Name:  Eileen G. Ogimachi
                                     Title: Attorney-in-Fact


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                                  BANCA COMMERCIALE ITALIANA-CHICAGO

                                  BRANCH

                                  By /s/   Diana R. Lamb
                                     Name:  Diana R. Lamb
                                     Title: Vice President

                                  By /s/   Mark D. Mooney
                                     Name:  Mark D. Mooney
                                     Title: Vice President

                                  FIRST BANK NATIONAL ASSOCIATION

                                  By /s/    Mark R. Olmon
                                     Name:   Mark R. Olmon
                                     Title:  Vice President

                                  THE SUMITOMO BANK, LIMITED, CHICAGO
                                  BRANCH

                                  By /s/    Hiroyuki Iwami
                                     Name:   Hiroyuki Iwami
                                     Title:  Joint General Manager

                                  BANK OF MONTREAL

                                  By____________________________
                                     Name:
                                     Title:


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                                  THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                    CHICAGO BRANCH

                                  By /s/    Jeffrey R. Arnold
                                     Name:   Jeffrey R. Arnold
                                     Title:  Vice President

                                  DEUTSCHE BANK, AG-CHICAGO BRANCH

                                  By /s/    Hans-Josef Thiele
                                     Name:   Hans-Josef Thiele
                                     Title:  Director

                                  By /s/    Robert Wood
                                     Name:   Robert Wood
                                     Title:  Director

                                  MELLON BANK, N.A.

                                  By /s/    Christine Plumb
                                     Name:   Christine Plumb
                                     Title:  Vice President

                                  THE SAKURA BANK, LIMITED-CHICAGO

                                  BRANCH

                                  By /s/    Takao Okada
                                     Name:   Takao Okada
                                     Title:  Senior Manager

                                  WESTDEUTSCHE LANDESBANK
                                    GIROZENTRALE, NEW YORK BRANCH

                                  By /s/    S. Battinell
                                     Name:   S. Battinell
                                     Title:  Vice President

                                  By /s/    Lisa Walker
                                     Name:   Lisa Walker
                                     Title:  Associate

                                  THE YASUDA TRUST & BANKING COMPANY,
                                    LIMITED

                                  By /s/    Koichiro Inoue
                                     Name:   Koichiro Inoue
                                     Title:  Joint General Manager

                                  BANK OF AMERICA ILLINOIS

                                  By /s/    Kevin McMahon
                                     Name:   Kevin McMahon
                                     Title:  Managing Director

                                  THE FUJI BANK, LIMITED

                                  By /s/    Peter L. Chinnici
                                     Name:   Peter L. Chinnici
                                     Title:  Joint General Manager


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                                  THE LONG-TERM CREDIT BANK OF JAPAN,
                                    LTD. CHICAGO BRANCH

                                  By /s/    Armund J. Schoen, Jr.
                                    Name:   Armund J. Schoen, Jr.
                                    Title:  Senior Vice President

                                  NORWEST BANK MINNESOTA, NATIONAL
                                    ASSOCIATION

                                  By ____________________________
                                     Name:
                                     Title:

                                  SOCIETE GENERALE

                                  By /s/    Steven R. Fercho
                                     Name:   Steven R. Fercho
                                     Title:  Vice President

                                  NATIONSBANK, N.A.

                                  By /s/    Valerie C. Mills
                                     Name:   Valerie C. Mills
                                     Title:  Sr. Vice President